SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 31, 2001

COMMUNITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Virginia	0-18265	54-1532044
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

38 North Central Avenue, Staunton, Virginia	24401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (540) 886-0796

N/A

(Former name or former address, if changed since last report)

NEXT PAGE

ITEM 4.       CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS

       On May 31, 2001, the Registrant determined that the firm of BDO Seidman, LLP would no longer serve as the Registrant's independent accounting firm. BDO Seidman, however, has audited the Registrant's financial statements for the year ended March 31, 2001.

       The audit reports of BDO Seidman on the Registrant's financial statements for the last two fiscal years did not contain a qualified, adverse or disclaimed opinion. During the last two fiscal years and subsequent interim period preceding the date of the notification of dismissal, there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if they were not resolved to BDO Seidman's satisfaction, would have caused them to make reference to the subject matter of such disagreement in connection with issuing their reports.

       The Registrant has provided BDO Seidman with the foregoing disclosures, and has requested that they furnish a letter addressed to the Commission stating whether they agree with the above statements. That letter is filed as Exhibit 16 to this Form 8-K.

       On June 4, 2001, the Registrant engaged Yount, Hyde & Barbour, P.C., to perform its audits for its fiscal year ending March 31, 2002. The decision to select Yount, Hyde & Barbour was recommended by the Registrant's Board of Directors and was based on proposals received from several accounting firms.

Item 7.        Financial Statements and Exhibits

       (c)        Exhibits

                   The following exhibit is filed herewith:

       16        Letter, dated June 6, 2001, from BDO Seidman, LLP to the Securities and Exchange Commission

NEXT PAGE

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY FINANCIAL CORPORATION
Date: June 7, 2001	By: /s/ P. Douglas Richard P. Douglas Richard, President and Chief Executive Officer